Exhibit 99.1

The following table lists the salary and bonus potential to be paid to each of the following executive officers for the year ended December 31, 2005:

	Annual Compensation
		Bonus Potential
Name and Position(s)	Salary	(% of Base Salary)
Edward J. Marino, President, Chief Executive Officer and Director	$450,000	30%
Moosa E. Moosa, Executive Vice President — Chief Financial Officer	$250,000	40%
Susan A. McLaughlin, Senior Vice President, President of ABDick North America	$225,000	40%
Michael McCarthy, Senior Vice President, Operations	$225,000	40%

The following table lists the compensation to be paid to each of our directors for the year ended December 31, 2005:

Annual Retainers (1)
· Board Member	$22,500
· Lead Director	$50,000	(2)
· Audit Committee Chair	$7,500	(2)
Per Meeting Attendance Fees (3)
· In-person Board Meetings	$1,500
· Telephone Board Meeting	$500
· Committee Meetings (4)	$500
· Compensation Committee Meeting	$1,000
· Nominating and Corporate Governance Committee Meeting	$1,000
· Audit Committee Meeting	$1,500
Stock Option Grants (5)
· Newly Elected Director	25,000
· Re-elected Director Automatic Grant	7,500
· Re-elected Director Additional Grant	7,500
· Newly Appointed Lead Director Grant	50,000	(6)

(1)	Paid on the first day of July following a director’s election or re-election.

(2)	Such amounts shall be in addition to the standard annual retainer of $22,500 received by directors for their service on the Board.

(3)	Paid on a quarterly basis.

(4)	All committee meetings other than those of the Compensation, Nominating and Corporate Governance, and Audit Committees.

(5)	Such options are granted on the first day of July following a director’s election or re-election and became exercisable on the first anniversary of the date of grant, except as otherwise stated herein.

(6)	Such option is granted on the effective date of the appointment of a director as Lead Director and shall be fully exercisable on the date of grant.